Exhibit 4.7

                            Form of Class A-1 Warrant

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, A WARRANT AGREEMENT BETWEEN PATRIOT GOLD CORP. AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.

NO.                                                   _______ CLASS A-1 WARRANTS
   --



                                     FORM OF

                          Class A-1 Warrant Certificate


                               PATRIOT GOLD CORP.

This Warrant Certificate certifies that _____________, a ____________________, or its registered assigns, is the registered holder of ________ Class A-1 Warrants (the "Warrantholder") to purchase shares (the "Warrant Shares") of Common Stock, par value $.001 per share, of Patriot Gold Corp, Inc. (the "Company"). Each Warrant entitles the holder, subject to the satisfaction of the conditions to exercise set forth in Section 7 of the Warrant Agreement referred to below, to purchase from the Company on November 27, 2004 at any time or from time to time on or prior to 5:00 p.m., Vancouver time, on November 27, 2009 (the "Warrant Expiration Date") one fully paid and nonassessable Warrant Share at the Exercise Price set forth in the Warrant Agreement. The number of Warrant Shares for which each Warrant is exercisable and the Exercise Price are subject to adjustment as provided in the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants to purchase Warrant Shares and are issued pursuant to a Warrant Agreement, dated as of ____ 2003 (the "Warrant Agreement"), between the Company and ___________, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and Warrantholder.

Warrantholder may exercise vested Warrants by surrendering this Warrant Certificate, with the Election to Purchase attached hereto properly completed and executed, together with payment of the aggregate Exercise Price, at the offices of the Company specified in Section 15 of the Warrant Agreement. If upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

This Warrant Certificate, when surrendered at the offices of the Company specified in Section 15 of the Warrant Agreement, by the registered holder thereof in person, by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for one or more other Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Warrantholder may transfer the Warrants evidenced by this Warrant Certificate, in whole or in part, only in accordance with Sections 5 of the Warrant Agreement.

The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.



                  WITNESS the signatures of the duly authorized officers of the Company.


Dated:  ___________ ___, 2003


                                 PATRIOT GOLD CORP.



                               By:
                                   ---------------------------------------------
                                                    Name:
                                                    Title: